Exhibit 24

                               E'TOWN CORPORATION

                               POWER OF ATTORNEY


                  E'town Corporation and each of the directors and/or officers of E'town Corporation whose signatures appear below do hereby appoint WALTER M. BRASWELL and DAVID P. FALCK, and each of them severally, as its, his or her true and lawful attorneys-in-fact to execute on its, his or her behalf and in any and all capacities a Registration Statement on Form S-3 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 690,000 shares of E'town Corporation Common Stock, without par value, and any and all pre- and post-effective amendments thereto and other documents relating thereto, and to file the same with the Securities and Exchange Commission. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

                  IN WITNESS WHEREOF, the undersigned have duly executed this instrument as of the 20th day of April 1995.

E'TOWN CORPORATION


By: ROBERT W. KEAN, JR.
    Robert W. Kean, Jr.
    Chairman of the Board
    Chief, Executive Officer
    and Director


    HENRY S. PATTERSON, II
    Henry S. Patterson, II,
    President and Director


    ANNE EVANS ESTABROOK
    Anne Evans Estabrook,
    Vice President and
    Director


   WALTER M. BRASWELL
   Walter M. Braswell,
   Secretary


   ANDREW M. CHAPMAN
   Andrew M. Chapman,
   Chief Financial Officer
   and Treasurer


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  BRENDAN T. BYRNE
  Brendan T. Byrne,
  Director


  THOMAS J. CAWLEY
  Thomas J. Cawley,
  Director



  John Kean,
  Director


  ROBERT W. KEAN, III
  Robert W. Kean, III,
  Director


  ARTHUR P. MORGAN
  Arthur P. Morgan,
  Director


  BARRY T. PARKER
  Barry T. Parker,
  Director


  HUGO M. PFALTZ, JR.
  Hugo M. Pfaltz, Jr.,
  Director


  CHESTER A. RING, 3RD
  Chester A. Ring, 3rd,
  Director

                                      -2-

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